                                                                  EXIHIBIT 11.2
                                                                    Page 1 of 2


                     GREYHOUND LINES, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                                                                                           THREE MONTHS ENDED
                                                                                              JUNE 30, 1997
                                                                                           ------------------
PRIMARY LOSS PER SHARE

     Net loss .............................................................................   $(30,234,000)
                                                                                              ============

     Shares
         Weighted average number of common shares issued ..................................     58,924,289
         Less weighted average treasury stock .............................................       (109,192)
         Assuming exercise of options reduced by the number of common shares which
              could have been purchased with the proceeds from exercise of such options ...           ---*
                                                                                              ------------
         Weighted average number of common shares outstanding, as adjusted ................     58,815,097
                                                                                              ------------

     Net loss per share ...................................................................   $      (0.51)
                                                                                              ============

FULLY DILUTED LOSS PER SHARE

     Net loss .............................................................................   $(30,234,000)
     Plus interest expense on Convertible Debentures ......................................          ---**
     Plus dividends on the Convertible Exchangeable Preferred Stock .......................          ---**
                                                                                              ------------
     Adjusted net loss ....................................................................   $(30,234,000)
                                                                                              ============

     Shares
         Weighted average number of common shares issued ..................................     58,924,289
         Less weighted average treasury stock .............................................       (109,192)
         Assuming exercise of options reduced by the number of common shares which
              could have been purchased with the proceeds from exercise of such options ...           ---*
         Assuming conversion of Convertible Debentures into shares of Common Stock ........          ---**
         Assuming conversion of the Convertible Exchangeable Preferred Stock ..............          ---**
                                                                                              ------------
         Weighted average number of common shares outstanding, as adjusted ................     58,815,097
                                                                                              ------------

     Net loss per share ...................................................................   $      (0.51)
                                                                                              ============


* Option exercises not considered in calculation as exercise would not have a dilutive effect.

** Not used in calculation of weighted average number of common shares due to the antidilutive effect of the assumed conversion of the Convertible Debentures and the Convertible Exchangeable Preferred Stock.

                                                                  EXIHIBIT 11.2
                                                                    Page 2 of 2


                     GREYHOUND LINES, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                                                                                            SIX MONTHS ENDED
                                                                                              JUNE 30, 1997
                                                                                            ----------------
PRIMARY LOSS PER SHARE

     Net loss .............................................................................   $(47,402,000)
                                                                                              ============

     Shares
         Weighted average number of common shares issued ..................................     58,738,978
         Less weighted average treasury stock .............................................       (109,192)
         Assuming exercise of options reduced by the number of common shares which
              could have been purchased with the proceeds from exercise of such options ...           ---*
                                                                                              ------------
         Weighted average number of common shares outstanding, as adjusted ................     58,629,786
                                                                                              ------------

     Net loss per share ...................................................................   $      (0.81)
                                                                                              ============


FULLY DILUTED LOSS PER SHARE

     Net loss .............................................................................   $(47,402,000)
     Plus interest expense on Convertible Debentures ......................................          ---**
     Plus dividends on the Convertible Exchangeable Preferred Stock .......................          ---**
                                                                                              ------------
     Adjusted net loss ....................................................................   $(47,402,000)
                                                                                              ============

     Shares
         Weighted average number of common shares issued ..................................     58,738,978
         Less weighted average treasury stock .............................................       (109,192)
         Assuming exercise of options reduced by the number of common shares which
              could have been purchased with the proceeds from exercise of such options ...           ---*
         Assuming conversion of Convertible Debentures into shares of Common Stock ........          ---**
         Assuming conversion of the Convertible Exchangeable Preferred Stock ..............          ---**
                                                                                              ------------
         Weighted average number of common shares outstanding, as adjusted ................     58,629,786
                                                                                              ------------

     Net loss per share ...................................................................   $      (0.81)
                                                                                              ============


* Option exercises not considered in calculation as exercise would not have a dilutive effect.

** Not used in calculation of weighted average number of common shares due to the antidilutive effect of the assumed conversion of the Convertible Debentures and the Convertible Exchangeable Preferred Stock.